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                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Maxicare Health Plans, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned have executed this Joint Filing Agreement as of this 10th day of April, 1998.

                                             /s/  PAUL R. DUPEE, JR.
                                            __________________________
                                            Paul R. Dupee, Jr.

                                            /s/   GEORGE BIGELOW
                                            __________________________
                                            George Bigelow

                                            /s/   LAWRENCE SOSNOW
                                            __________________________
                                            Lawrence Sosnow